EXHIBIT 2- DISTRIBUTION AGREEMENT

                             UNDERWRITING AGREEMENT

     THIS AGREEMENT is made as of December 31, 2001, by and between THE NOAH INVESTMENT GROUP, INC. (the "Fund"), a Maryland corporation having its principal place of business at 975 Delchester Road, Newtown, PA 19073 and), and Quaker Securities, Inc., a Delaware corporation ("Underwriter").

     WHEREAS, the Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"); and

     WHEREAS, the Fund is authorized by its Articles of incorporation and by-laws to issue separate Portfolios of shares representing interests in separate investment portfolios (the "Portfolios"), and

     WHEREAS, The Fund has authorized the issuance of shares of beneficial interest ("Shares") in the Portfolios which are identified on Exhibit A attached hereto, which Exhibit A may be amended from time to time by mutual agreement of the Fund and Underwriter, and;

     WHEREAS, Underwriter is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc., (the "NASD"); and

     NOW, THEREFORE, in consideration of the promises and agreements of the parties contained herein, the parties agree as follows:

     1. APPOINTMENT. The Fund hereby appoints Underwriter as exclusive agent for the distribution of Shares of the Portfolio(s) in the states listed in Exhibit A hereto, and Underwriter hereby accepts such appointment under the terms of this Agreement. Notwithstanding any other provision hereof, the Fund may terminate, suspend or withdraw the offering of Shares of any Portfolio whenever, in its sole discretion, it deems such action to be desirable.

     2. SALE AND REPURCHASE OF SHARES.

          (a) Underwriter, as agent for the Fund, will sell Shares to the public against orders therefor at the public offering price, all such sales to comply with the provisions of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

          (b) Underwriter will also have the right to take, as agent for the Fund, all actions, which, in Underwriter's judgment, are necessary to carry into effect the distribution of the Shares.

          (c) The net asset value of the Shares of each Portfolio (or Class of Shares of a Portfolio) shall be determined in the manner provided in the Registration Statement, and when determined shall be applicable to transactions as provided for in the Registration Statement. The net asset value of the Shares of each Portfolio (or each Class of Shares of a Portfolio) shall be calculated by the Fund or by another entity on behalf of the Fund. Underwriter shall have no duty to inquire into or liability for the accuracy of the net asset value per share is calculated.

On every sale, the Fund shall receive the applicable public offering price of the Shares promptly, but in no event later than the third business day following the date on which Underwriter shall have received an order for the purchase of the Shares.

          (d) Upon receipt of purchase instructions, Underwriter will transmit such instructions to the Fund or its transfer agent for registration of the Shares purchased.

          (e) Nothing in the Agreement shall prevent Underwriter or any affiliated person (as defined in the Act) of Underwriter from acting as underwriter or distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict Underwriter or any such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting; provided, however, that Underwriter expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Fund under this Agreement.

          (f) Underwriter, as agent of the Fund and for the account of the Portfolio(s), may repurchase the Shares at such prices and upon such terms and conditions as shall be specified in the Fund's Registration Statement. At the end of each business day, the Underwriter shall notify the Fund and the Fund's transfer agent of the number of Shares redeemed for each Portfolio, and the identity of the shareholders or dealers offering Shares for repurchase. Upon such notice, the Fund shall pay the Underwriter the net asset value of the redeemed shares in cash or in the form of a credit against monies due the Fund from the Underwriter as proceeds from the sale of Shares. The Fund reserves the right to suspend such repurchase right upon written notice to the Underwriter. The Underwriter further agrees to act as agent for the Fund to receive and transmit promptly to the Fund's transfer agent, shareholder and dealer requests for redemption of Shares in the Portfolio(s).

     3. SALES OF SHARES BY THE FUND. The Fund reserves the right to issue or sell Shares of the Portfolio(s) directly to the public at any time.

     4. BASIS OF SALE OF SHARES. Underwriter does not agree to sell any specific number of Shares. Underwriter, as agent for the Fund, undertakes to sell Shares of the Portfolio(s) on a best effort basis only against orders therefor.

     5. COMPLIANCE WITH NASD AND GOVERNMENT RULES.

          (a) Underwriter will conform to the Rules of Fair Practice of the NASD and the securities laws of any jurisdiction in which it sells Shares of the Portfolio(s).

          (b) The Fund agrees to furnish to the Underwriter sufficient copies of any agreements, plans or other materials it intends to use in connection with sales of Shares in adequate time for the Underwriter to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

          (c) Underwriter, at its own expense, will qualify as dealer or broker, or otherwise, under all applicable State or federal laws required in order that Shares may be sold in such States as may be mutually agreed upon by the parties, except for expenses described in Exhibit A hereto, which will be paid by the Adviser.

          (d) Underwriter shall not make, or permit any representative, broker or dealer to make, in connection with any sale or solicitation of a sale of the Shares, any representations concerning the Shares except those contained in the Fund's then current prospectus and statement of additional information covering the Shares and in printed information approved by the Fund as information supplemental to such prospectus and statement of additional information. Copies of the Fund's then effective prospectus and statement of additional information and any such printed supplemental information will be supplied by the Adviser to Underwriter in reasonable quantities upon request.

     6. RECORDS TO BE SUPPLIED BY FUND. The Fund shall furnish to Underwriter copies of all information, financial statements and other papers which Underwriter may reasonably request for use in connection with the distribution of Shares of the Portfolio(s).

     7. EXPENSES TO BE BORNE BY FUND. The Fund will bear the following expenses:

          (a) preparation, setting in type, printing of sufficient copies of the prospectus and statement of additional information for distribution to shareholders, and the distribution to shareholders of the prospectus and statement of additional information;

          (b) preparation, printing and distribution of reports and other communications to shareholders;

          (c) registration of the Shares under the federal securities law;

          (d) qualification of the Shares for sale in the jurisdictions designated by Fund and Underwriter;

          (e) maintaining facilities for the issue and transfer of the Shares;

          (f) supplying information, prices and other data to be furnished by the Fund under this Agreement; and

          (g) any original issue taxes or transfer taxes applicable to the sale or delivery of the Shares of certificates therefor.

     8. INDEMNIFICATION.


          (a) The Fund agrees to indemnify, defend and hold the Underwriter, its officers, and directors, and any person who controls the Underwriter within the meaning of Section 15 of the Securities Act of 1933 Act (the "1933 Act") or
Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), free and harmless from and against any and all claims, demands or liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Underwriter, its officers, directors or any such controlling persons may incur under the 1933 Act, the 1934 Act, or under common law or otherwise, arising out of or based upon any untrue statement of a material fact contained in the Registration Statement or Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Underwriter to the Fund for use in the Registration Statement. The Underwriter agrees to comply with all of the applicable terms and provisions of the 1934 Act.

          (b) The Underwriter agrees to indemnify, defend, and hold the Fund, its officers, directors, employees shareholders and agents, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act of Section 20 of the 1934 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its directors, officers, employees, shareholders and agents, or any such controlling person may incur under the 1933 Act, the 1934 Act or under common law or otherwise arising out of or based upon any untrue statement of a material fact contained in information furnished in writing by the Underwriter to the Fund for use in the Registration Statement, or arising out of or based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement necessary to make such information not misleading.

          (c) A party seeking indemnification hereunder (the Indemnitee) shall give prompt written notice to the party from whom indemnification is sought ("Indemnitor") of a written assertion or claim of any threatened or pending legal proceeding which may be subject to indemnity under this Section; provided, however, that failure to notify the Indemnitor of such written assertion or claim shall not relieve the indemnitor of any liability arising from this Section. The Indemnitor shall be entitled, if it so elects, to assume the defense of any suit brought to enforce a claim subject to this Agreement and such defense shall be conducted by counsel chosen by the Indemnitor and satisfactory to the

Indemnitee;   provided,  however,  that  if  the  defendants  include  both  the
Indemnitee and the Indemnitor, and the Indemnitee shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnitor ("conflict of interest"), the Indemnitor shall have the right to select separate counsel to defend such claim on behalf of the Indemnitee. In the event that the Indemnitor elects to assume the defense of any suit pursuant to the preceding sentence and retains counsel satisfactory to the Indemnitee, the Indemnitee shall bear the fees and expenses of additional counsel retained by it except for reasonable investigation costs which shall be borne by the Indemnitor. If the Indemnitor
(i) does not elect to assume the defense of a claim, (ii) elects to assume the defense of a claim but chooses counsel that is not satisfactory to the Indemnitee or (iii) has no right to assume the defense of a claim because of a conflict of interest, the Indemnitor shall advance or reimburse the Indemnitee, at the election of the Indemnitee, reasonable fees and disbursements of any counsel retained by Indemnitee, including reasonable investigation costs.

     9. ADVANCES OF EXPENSES. The Fund shall advance attorney's fees or other expenses incurred by a Covered Person in defending a proceeding only to the extent permitted by 1933 Act and the Act.

     10. TERMINATION AND AMENDMENT OF THIS AGREEMENT. This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment. This Agreement may be amended only if such amendment is approved (i) by Underwriter, (ii) either by action of the Board of Directors of the Fund or at a meeting of the Shareholders of the Fund by the affirmative vote of a majority of the outstanding Shares, and (iii) by a majority of the Directors of the Fund who are not interested persons of the Fund or of Underwriter, by vote cast in person at a meeting called for the purpose of voting on such approval. Either the Fund or Underwriter may at any time terminate this Agreement on sixty
(60) days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.

     11. EFFECTIVE PERIOD OF THIS AGREEMENT. This Agreement shall take effect upon its execution and shall remain in full force and effect for a period of TWO years from the date of its execution (unless terminated automatically as set forth in paragraph 10 and from year to year thereafter), subject to annual approval (i) by Underwriter, (ii) by the Board of Directors of the Fund or a vote of a majority of the outstanding Shares, and (iii) by a majority of the Directors of the Fund who are not interested persons of the Fund or of Underwriter, by vote cast in person at a meeting called for the purpose of voting on such approval.

     12. LIMITATION OF FUND'S LIABILITY. The Term "Noah Funds" means and refers to the directors and officers from time to time serving under the Fund's Articles of Incorporation as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the Fund hereunder shall not be binding upon any of the Directors, Shareholders, nominees, officers, agents or employees of the Fund personally, but bind only the property of the Fund, as provided in Fund's Articles of Incorporation. The execution and delivery of this Agreement have been authorized by the Directors and Shareholders of the Fund and signed by the officers of the Fund and Adviser, acting as such, and neither such authorization by such Directors and Shareholders, nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on them personally, but shall bind only the trust property of the Fund as provided in its Articles of Incorporation. A copy of the Articles of Incorporation of the Fund is on file with the Secretary of State of Maryland.

     13. SUCCESSOR INVESTMENT COMPANY. Unless this Agreement has been terminated in accordance with Paragraph 10, the terms and provisions of this Agreement shall become automatically applicable to any investment company which is a successor to the Fund as a result of a reorganization, recapitalization or change of domicile.

     14. SEVERABILITY. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

     15. QUESTIONS OF INTERPRETATION.

          (a) This Agreement shall be governed by the laws of the State of Pennsylvania.

          (b) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     16. NOTICES. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that for this purpose the address of the Fund is 975 Delchester Road, Newtown, PA 19073, Attn: Mr. William Van alen and of the Underwriter shall be 1288 Valley Forge Road, Suite 75, Valley Forge, PA 19482.

     17. COUNTERPARTS. This Agreement may be in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     18. BINDING EFFECT. Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

     19. FORCE MAJEURE. If Underwriter shall be delayed in its performance of services or prevented entirely or in part from performing services due to causes or events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation or communication services, acts of civil or military authority, sabotages, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages or suitable parts, materials, labor or transportation, such delay or non-performance shall be excused and a reasonable time for performance in connection with the Agreement shall be extended to include the period of such delay or non-performance.

     20. COMPENSATION.

     The Fund shall pay for the services to be provided by Underwriter under this Agreement in accordance with, and in the manner set forth in, Schedule B attached hereto, as such Schedule B may be amended from time to time by agreement of the parties.

     If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, Underwriter's compensation for that part of the month in which the Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of Underwriter's compensation for the preceding month shall be made promptly.

     IN WITNESS WHEREOF, the Fund and Underwriter have each caused this Agreement to be signed on its behalf, all as of the day and year first above written.

ATTEST:                                 QUAKER SECURITIES, INC.



/s/  David D. Jones                     By: /s/ Jeffry H. King, Sr.
---------------------------------           -----------------------------------
                                        Name: Jeffry H. King, Sr.
                                        Title: Chief Executive Officer

ATTEST                                  THE NOAH INVESTMENT GROUP, INC.



/s/  Sally Orr                          By: /s/  William L. Van Alen, Jr., Esq.
 --------------------------------           -----------------------------------
                                        Name: William L. Van Alen, Jr., Esq.
                                        Title:  President & Treasurer

                             UNDERWRITING AGREEMENT

                                    EXHIBIT A


     The following Portfolios are hereby made subject to the underwriting Agreement dated December 31, 2001, with Quaker Securities, Inc.. ("Underwriter") and The Noah Investment Group, Inc. (the "Fund"), and each agree to be bound by all the terms and conditions contained in said Agreement:

1.   The Noah Fund       No-Load Class Shares

                             UNDERWRITING AGREEMENT

                                    EXHIBIT B

     The following fees are hereby made subject to the underwriting Agreement dated December 31, 2001, with Quaker Securities, Inc.. ("Underwriter") and The Noah Investment Group, Inc. (the "Fund"), and each agree to be bound by all the terms and conditions contained in said Agreement:

Underwriter will charge a flat fee of $10,000 per year for underwriting services provided for Portfolios of the Fund that offer No-Load Shares only. Underwriter will waive receipt of fees until April 1, 2002.

Underwriter will receive the underwriting concession set forth in the Fund's current prospectus as full compensation for underwriting services provided for Portfolios of the Fund that offer Share Classes that charge sales loads.